COMMERCIAL LOAN AGREEMENT
THIS COMMERCIAL LOAN AGREEMENT (this “Agreement”) is made by Broadway National Bank (“Lender”), LANTANA PLACE, L.L.C., a Texas limited liability company (“Borrower”), and STRATUS PROPERTIES INC., a Delaware corporation (“Guarantors”, whether one or more), to be effective as of January 22, 2025.
ARTICLE 1
The Loan
1.1    Term Loan. Subject to and upon the terms and conditions contained in this Agreement, Lender agrees to make a term loan (the “Loan”) to Borrower in the original face amount of $29,800,000.00 (the “Loan Amount”). The Loan will be evidenced by and payable in accordance with a promissory note (the “Note”). The Note will not evidence a revolving credit facility in that Borrower’s repayment of principal will not enable Borrower to reborrow any principal amount repaid.
ARTICLE 2
Loan Terms
2.1    Loan Terms.
(a)    Rate and Payment. The Loan will bear interest and be payable in accordance with the terms of the Note.
(b)    Guaranty. Guarantors will guaranty certain non-recourse carve outs of the Loan pursuant to a Limited Guaranty (the “Guaranty”) dated the same date as this Agreement.
(c)    Collateral. The Loan will be secured, among other things, by the following:
(i)    a valid first lien Deed of Trust, Security Agreement, and Financing Statement (the “Deed of Trust”) on the real property described therein (the “Property”).
(ii)    a valid first lien security interest in all equipment, fixtures, furnishings, inventory, and other personal property, both tangible and intangible, that is owned by Borrower and either located upon or used in connection with the operation of the Property (none of which may be leased or acquired by lease/purchase), including without limitation, all contracts for the operation and maintenance of the Property.
(iii)    an assignment of all rents from the Property (the “Assignment of Rents”).
(d)    Loan Documents. The Loan will be evidenced by all instruments (the “Loan Documents”) requested by Lender, in Lender’s sole and absolute discretion, including without limitation, the following: (i) this Agreement, (ii) the Note, (iii) the Deed of Trust, (iv) the Assignment of Rents, (v) any Hedge Agreements, and (vi) all other documents executed at any time by Borrower in connection with, as evidence of, or as security for, the Loan. All of the terms and conditions of the Loan Documents must be satisfactory to Lender, in Lender’s sole and absolute discretion.
(e)    Origination Fee. Borrower will pay Lender an Origination Fee of 0.50% of the Loan Amount at the time the Loan closes.
ARTICLE 3
Definitions
3.1    Definitions. In addition to the other capitalized terms that are defined throughout this Agreement, the following terms have the following meanings when used in this Agreement:

“Collateral” means all property, both real and personal, tangible and intangible described in the Loan Documents as being given as collateral for the Loan.
“Debt” means all indebtedness and liabilities, whether matured or unmatured, due or to become due, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, including all items that should be classified as liabilities according to generally accepted accounting principles.
“Hedge Agreement” means any agreement between Borrower and Lender or any affiliate of Lender, including but not limited to an ISDA Master Agreement, whether now existing or hereafter entered into, that provides for an interest rate, currency, equity, credit, or commodity swap, cap, floor, or collar, spot or foreign currency exchange transaction, cross currency rate swap, currency option, any combination of, or option with respect to, any of the foregoing or similar transactions for the purpose of hedging Borrower’s exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices, along with all now existing or hereafter executed schedules attached thereto, and all confirmations issued in connection therewith.
“Indebtedness” means all of the following:
(i)    All indebtedness owed by Borrower to Lender that is evidenced by, secured by, or created in connection with the Loan Documents; including without limitation the aggregate of all principal and interest owing from time to time under the Note, together with all fees, expenses, charges, premiums (if any), and other amounts from time to time owing under the Loan Documents.
(ii)    All renewals, modifications, rearrangements, reinstatements, enlargements, or extensions of the Note and any promissory note or notes given in renewal, substitution, or replacement for the Note.
(iii)    All indebtedness, liabilities, and obligations of Borrower, whether actual or contingent, due or to become due and existing or arising from time to time, under or in connection with any Hedge Agreement.
“Liens” means all liens, rights, security interests, and assignments (whether absolute or as collateral) created, granted, or made by the Loan Documents.
“Subordinated Debt” means all Debt of Borrower, whether now existing or hereafter incurred, that is subordinate in right of payment to the Indebtedness, pursuant to a written agreement executed by such parties required by, and in form and content, satisfactory to Lender.
3.2    Rules of Interpretation. All definitions of terms contained in this Agreement apply equally to the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument, or other document refers to such agreement, instrument, or other document as it was originally executed or as it may from time to time be amended, supplemented, renewed, extended, increased, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth in this Agreement), (ii) any reference in this Agreement to any party includes such party’s successors and permitted assigns, (iii) the words “hereof”, “herein”, and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision of it, (iv) all references to Articles, Sections, Exhibits, and Schedules refer to Articles, Sections, Exhibits, and Schedules to this Agreement, (v) all documents, instruments, exhibits, and other writings referred to in this Agreement are made a part of it by reference for all purposes with the same effect as if attached to it, and (vi) all references to a specific time (or to any time generally) refer to the time in San Antonio, Texas, unless otherwise indicated. Any reference to any law shall include all statutory and regulatory provision consolidating, amending, replacing, or interpreting such law and any reference to any law or regulation refers to such law or regulation as amended, modified, or supplemented from time to time.

ARTICLE 4
Representations and Warranties
So long as any portion of the Indebtedness remains unpaid, Borrower unconditionally warrants and represents to Lender as follows:
4.1    Organization and Existence. If Borrower is an entity, Borrower is duly organized, validly existing, and in good standing under the laws of the State of its formation or existence, and has complied with all conditions prerequisite to its doing business in the state where the Collateral is located.
4.2    Authorization and Enforceability. The execution, delivery, and performance by Borrower, and each Guarantor, respectively, of the Loan Documents does not and will not (i) violate any provision of any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect which adversely affects or could adversely affect the financial condition, business, or prospects of Borrower, or any Guarantor; or (ii) result in a breach of or constitute a default under Borrower’s or any Guarantor’s Governing Documents or any indenture, loan or credit agreement, or any other agreement or instrument, to which Borrower or any Guarantor is a party or by which Borrower or the Guarantors, or any of their respective properties is bound or affected, and will not result in the creation or imposition of any lien, charge, or encumbrance on, or security interest in, any of their respective properties pursuant to the provisions of any such agreement or instrument; and (iii) the Loan Documents, when duly executed and delivered, will constitute legal, valid, and binding obligations of Borrower and Guarantors, respectively, enforceable against them in accordance with their respective terms, except to the extent that they may be limited by bankruptcy or insolvency or other laws affecting creditors rights generally.
4.3    Representations True. All statements contained in this Agreement and the other Loan Documents are true and correct in all material respects and all writings previously delivered to Lender by Borrower concerning the Loan are genuine and in all respects what they purport to be.
4.4    Litigation. There is no litigation, proceeding, or investigation pending or, to Borrower’s knowledge, threatened against or affecting Borrower, any Guarantor, or the Collateral in any court or before any tribunal or arbitration board.
4.5    Consents. No consent, approval, or authorization of any governmental authority is required in connection with the execution and delivery of Loan Documents.
4.6    Lien Priority. None of the Collateral will be encumbered by any pledge, lien, security interest, assignment, or other charge or encumbrance of any nature whatsoever except those in favor of Lender. Lender’s Liens shall be first prior Liens superior to the interests of all other parties.
4.7    Financial Statements. All financial statements delivered to Lender by or on behalf of Borrower or any Guarantor fairly represent the financial condition of Borrower and such Guarantor as of the date of each such financial statement (subject to reasonable year-end adjustments for interim financial statements). There are no material liabilities, direct or indirect, fixed or contingent, as of the date of each such financial statement, that are not reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, this Agreement, there has been no material adverse change in the financial condition of Borrower or any Guarantor as shown by the most recent financial statements delivered to Lender since the date thereof, and neither Borrower nor any Guarantor has incurred any material liability, direct or indirect, fixed, or contingent since such date, except as otherwise disclosed to and approved in writing by Lender.
4.8    Convictions. Neither Borrower nor any of its principals has been convicted of (or pleaded nolo contendere or no contest to) a crime involving bank fraud, embezzlement, sex offences against a minor, mail fraud, or money laundering. For purposes of the immediately preceding sentence, “principals” means (i) for a partnership, each general partner and any other partner who is a natural person and holds twenty percent (20%) or more ownership interest in the partnership, or (ii) for a corporation, limited liability company, association, or other entity, each director, each of the five (5) most highly-compensated executives or officers of the entity, and each natural person who is a direct or indirect holder of twenty percent (20%) or more of the capital stock or other equity or ownership interest of the entity.
ARTICLE 5
Covenants
So long as any portion of the Indebtedness remains unpaid, Borrower covenants and agrees as follows:
    5.1    Attorney’s Fees. Borrower shall pay or reimburse Lender for all reasonable fees and expenses of outside counsel for Lender in connection with (a) the negotiation, preparation, filing and recording of the Loan Documents, and any renewals, extensions and modifications to them; (b) the administration, servicing, and collection of the Loan; (c) the protection of the Collateral; and (d) the exercise by Lender of any of its rights and remedies under the Loan Documents.
5.2    Insurance. Borrower shall obtain and maintain all insurance policies required by Lender pursuant to the Loan Documents.
5.3    Loan Calculations. The unpaid principal balance of the Loan, the amount of interest accrued on the unpaid principal balance of the Loan, the amounts and dates of advances, the amounts and dates of payments, and the amount of any charges outstanding in connection with the Loan, shall be determined in accordance with Lender’s records. Borrower agrees to accept Lender’s records, as maintained by Lender, subsequent to this date as correct, complete, and conclusive of the aggregate unpaid amount of principal, interest, and other charges due and owing to Lender absent manifest error. Lender may provide, but shall not be required to provide, a statement of transactions pursuant to this Agreement to Borrower at such intervals as Lender may deem appropriate. Borrower waives any objection as to the accuracy of Lender’s records absent manifest error and any such statement in any action or proceeding to enforce the obligations of Borrower to Lender under this Agreement or the other Loan Documents in any court of competent jurisdiction.
5.4    Collateral Held in Trust. All Collateral not required to be delivered to and remain in the possession of Lender, will be held by Borrower in trust for Lender.
5.5    Debt. Borrower shall not, directly or indirectly, incur, create, assume, permit to exist, any Debt, except: (i) Debt owed to Lender, (ii) Debt that exists on the date of the closing of the Loan that has been disclosed to Lender in writing prior to such date, (iii) trade Debt incurred in the ordinary course of Borrower’s business, (iv) Debt owed to Lender or an affiliate of Lender under a Hedge Agreement, and (v) Subordinated Debt.
5.6    Contingent Liabilities. Borrower shall not, directly or indirectly, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person or entity except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business.
5.7    Judgments. Borrower shall not allow any judgment for the payment of money in excess of $10,000.00 rendered against it to remain undischarged or unsuperseded for a period of sixty (60) days during which execution shall not be effectively stayed.
5.8    Nature of Business. Borrower shall not engage in any business other than the business in which it is engaged as of the date of the closing of the Loan.
5.9    Distributions. Borrower shall not be permitted to declare or pay dividends on, or make any other distribution (whether by reduction of capital or otherwise) regarding any shares of its capital stock or other ownership interests, or otherwise remove or withdraw any capital generated by the Property or contributed to any project located on the Property (i) at any time there is an Event of Default or an Uncured Event of Default under the Loan or (ii) to the extent permitting such dividend, distribution, or removal of capital would cause the Loan to be categorized as a high volatility commercial real estate (HVCRE) exposure. As used in this Section, the term “high volatility commercial real estate (HVCRE) exposure” means an “HVCRE ADC Loan” as defined in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act: P.L. 111-203, 124 Stat 1376) Section 214, as may be further promulgated in the Code of Federal Regulations.
5.10    Financial Reporting.
(a)    Annual Statements. Within 45 days after the end of each calendar year during which any portion of the Note remains unpaid, Borrower shall furnish internally-prepared financial statements to Lender that correctly reflect the financial condition of Borrower as of and for the period ending on the last day of such calendar year and are certified by Borrower as being true and correct. The financial statements shall be in a form and contain such information as Lender reasonably requests and shall include, at a minimum, a balance sheet, and income statement.
(b)    Quarterly Statements. Within 45 days after the end of each calendar quarter during which any portion of the Note remains unpaid, Borrower shall furnish internally-prepared financial statements to Lender that correctly reflect the financial condition of Borrower as of and for the period ending on the last day of such calendar quarter and are certified by Borrower as being true and correct. The financial statements shall be in a form and contain such information as Lender reasonably requests and shall include, at a minimum, a balance sheet, and income statement.
(c)    Rent Rolls. Within 30 days after the end of each calendar quarter during which any portion of the Note remains unpaid, or at any other time or times requested by Lender, in its sole and absolute discretion, Borrower shall furnish Lender a rent roll describing all leases on the Property during the previous three (3) month period. The rent roll shall be in form and substance reasonably satisfactory to Lender, shall be certified by Borrower as being true and correct and shall contain, at a minimum, the names, addresses and phone numbers of each tenant, the amount of all rent and other sums to be paid by tenant under the lease, the lease term, the part of the Property occupied by tenant, the amount of any security deposit, and the amount of any rent abatements and tenant finish allowance.
5.12    Financial Covenants.
(a)    Financial Definitions. All accounting terms used in this Agreement that are not defined in it have the meanings ascribed to them in accordance with generally accepted accounting principles. As used in this Agreement, the following terms have the meanings set forth below.
“Amortizing Period” means the period during the term of the Loan in which Borrower is required to make amortizing principal and interest payments under the Note.
“Debt Service Coverage Ratio” means the ratio of Net Income to Debt Service Payments.
“Debt Service Payments” means all scheduled principal and interest payments due and owing under the Loan during the Test Period. During the Interest-only Period, Debt Service Payments shall mean all scheduled principal and interest payments during the first 12 months of the Amortizing Period.
“Interest-only Period” means the period during the term of the Loan in which Borrower is required to make only payments of accrued interest under the Note.
“Moviehouse Lease” means that certain Lease Agreement dated as of July 9, 2020 between, Borrower, as landlord, and TEXAS CINEMA INVESTMENTS LLC, a Delaware limited liability company, as tenant, as amended by that certain First Amendment to Lease Agreement dated December 31, 2020 and that certain Second Amendment to Lease Agreement dated June 12, 2021, as the same may be further amended from time to time in compliance with the terms of this Agreement.

“Moviehouse Termination” means that the Moviehouse Lease has terminated, Borrower has terminated the tenant’s right of possession of the leased premises under the Moviehouse Lease, or the tenant under the Moviehouse Lease has vacated or ceased operating in the premises.
“Net Income” means the sum of the gross operating income from the Project for the Test Period less the operating expenses of the Project for the Test Period. In determining gross operating income for the Project, in addition to base rental payments and reimbursements, percentage rent and other income associated with normal operations will be included and straight line rents will be excluded. In determining operating expenses for the Project, depreciation, amortization, interest expenses, and extraordinary capital expenditures will be disregarded.
“Project” means the mixed-use development located on the Property.
“Test Period” means each calendar year during the term of the Loan.
(b)    Debt Service Coverage Ratio. For each Test Period, the Project must maintain a Debt Service Coverage Ratio of at least 1.30 to 1.00. The Debt Service Coverage Ratio will be tested as of the end of each Test Period on a trailing 12-month basis, beginning with the Test Period ending December 31, 2025. If the Project fails the Debt Service Coverage Ratio requirement set forth above for any Test Period, Borrower may cure such default by, within 45 days after the end of the Test Period, making a principal prepayment on the Note in an amount sufficient for the Project to satisfy the Debt Service Coverage Ratio requirement.
(c)    Operating Accounts. Borrower shall maintain its operating accounts for the Project with Lender at all times during the term of the Loan.
(d)    Moviehouse Lease. It shall be a default under this Agreement if a Moviehouse Termination occurs at any time during the term of the Loan, unless, (i) no other “Event of Default” has occurred under any of the Loan Documents and is continuing, (ii) within 30 days after the occurrence of a Moviehouse Termination, Borrower delivers to Lender a master lease of the premises leased under the Moviehouse Lease, executed by Stratus Properties Inc., as tenant, with rental provisions that fully cover the rent and reimbursements under the Moviehouse Lease, and is otherwise in form and content reasonably acceptable to Lender, and (iii) the Moviehouse Termination does not adversely affect any of the other leases for the Project in effect at such time, by reason of ‘co-tenancy’ or ‘go-dark’ provisions, or similar provisions, as reasonably determined by Lender.
5.13    Leases. During the term of the Loan, Borrower shall (i) submit any and all new leases for the Project that exceed 5,000 square feet of leased space (“Major Leases”) to Lender for approval prior to the execution thereof, which approval will not be unreasonably withheld, conditioned, or delayed, (ii) duly and punctually perform and comply with, in all material respects, any all representations, warranties, covenants, and agreements expressed as binding upon the lessor under any lease for the Project, (iii) maintain each of the leases for the Project in full force and effect during the term thereof (subject to Section 5.12(d) above) except in the event of a material default thereunder by such tenant, (iv) deliver to Lender true, correct, and complete copies of all leases for the Project, and (v) deliver to Lender such further information, and execute and deliver to Lender such further assurances and assignments, with respect to the leases for the Project, as Lender may from time to time reasonably request. Without Lender’s prior written consent, Borrower shall not (A) do or knowingly permit to be done anything to impair the value of any leases on the Project in any material respect, (B) except for security or similar deposits, collect any rent more than one month in advance of the time when the rent becomes due under the terms of the lease, (C) discount any future accruing rents, (D) rescind, conceal, terminate or surrender any lease for the Project, except in the event of a material default by such tenant, (E) enter into a Material Modification of a lease for the Project. As used in this Section, the term “Material Modification” means an amendment or modification of a Major Lease for the Project that contains any of the following: (1) a waiver of any tenant default, (2) a reduction in rent (including base rent, minimum rent, percentage rent, or additional rent), (3) a reduction of the lease term, or (4) an obligation for the landlord to provide new construction or leasehold improvements (or the payment by landlord of same by allowance or rent credits).
ARTICLE 6.

Extension of Term
6.01    Election to Extend Term. Provided each of the conditions set forth in this Article 6 are met, Borrower shall have the option to extend the term of the Loan for a period of one (1) year (the “Extended Term”). Borrower must exercise this option by delivering written notice to Lender no later than thirty (30) days before the expiration of the then-current term of the Loan.
6.02.    Conditions. In order to extend the term of the Loan for an Extended Term, the following conditions must have occurred and be continuing:
(i)    No “default” or “Event of Default” has occurred under any of the Loan Documents and is continuing.
(ii)    The Project meets the Debt Service Coverage Ratio requirement as set forth in Section 6.03 below.
6.03    Debt Service Coverage Ratio Requirement. In order to extend the term of the Loan for the Extended Term, Borrower must furnish Lender with evidence satisfactory to Lender that the Project’s Debt Service Coverage Ratio for the Extended Term is at least 1.30 to 1.00. As used in this Section 6.03, the following terms have the following meanings:
“Debt Service Coverage Ratio” means the ratio of Net Income to P&I Payments.
“Estimated Loan Balance” means the unpaid principal balance of the Loan as of the start of the Extended Term.
“Net Income” means the sum of the anticipated gross operating income from the Project for the Extended Term (based on leases in place with terms that continue beyond the end of the Extended Term including leases that have a rent commencement date scheduled to occur during the Extended Term) less the anticipated operating expenses of the Project for the Extended Term. In determining gross operating income for the Project, in addition to base rental payments and reimbursements, anticipated percentage rent and other income associated with normal operations will be included and straight line rents will be excluded. In determining operating expenses for the Project, depreciation, amortization, interest expenses, and extraordinary capital expenditures will be disregarded.
“P&I Payments” means the scheduled principal and interest payments due under the Loan during the Extended Term.
ARTICLE 7
Events of Default
7.1    Events of Default. Each one of the events described in this Section is an “Event of Default” under this Agreement. As used in this Agreement, the term “Uncured Event of Default” means the occurrence of any event which, but for the giving of notice or the passage of time, would become an Event of Default.
(a)    Payment. Borrower or any Guarantor fails to make any payment on the Indebtedness as and when it becomes due and payable, whether at the due date thereof, by acceleration, or otherwise.
(b)    Performance. Borrower or any Guarantor fails, refuses, or neglects to fully and timely perform, observe, and discharge any covenant or provision contained in any of the Loan Documents.
(c)    Loan Documents. Borrower or any Guarantor defaults or commits an event of default under any of the Loan Documents which is not cured within any applicable grace or cure period.

(d)    Warranties or Representations. Any warranty, representation, or other statement by or on behalf of Borrower or any Guarantor in the Loan Documents, or in any instrument furnished in compliance with or in reference to the Loan Documents, is false, misleading, or incorrect in any material respect as of the date made.
(e)    Other Indebtedness. If Borrower fails to make payment of any other indebtedness to Lender or fails, refuses, or neglects to fully and timely perform and discharge any other obligation to Lender, whether made before or after the date of this Agreement which is not cured within any applicable grace or cure period.
(f)    Enforceability of Liens. Any lien or security interest granted to Lender pursuant to this Agreement becomes invalid, unenforceable, or ceases to be a first priority lien and security interest against the Collateral to which it is intended to attach subject to express permitted exceptions set forth in the Loan Documents.
(g)    Change in Financial Condition. A change occurs in the financial condition of Borrower or any Guarantor since the date of this Agreement that could reasonably be expected to have a material adverse effect on the ability of Borrower or any Guarantor to perform its obligations under the Loan Documents.
(h)    Insurance. Borrower fails to pay the premiums on any insurance policies required by Lender in connection with, or as security for, the Indebtedness when they become due and payable.
(i)    Failure to Furnish Information. Borrower or any Guarantor fails to furnish or deliver any information, statements, or instruments, including without limitation, any required reports, insurance policies, and financial statements, that are required to be furnished to Lender by the Loan Documents, at the times required by the Loan Documents, and such failure is not cured within thirty (30) days of notice of such failure from Lender to Borrower.
(j)    Other Liens. All or any part of the Collateral (or an interest in it) is mortgaged, pledged, hypothecated, or otherwise encumbered without Lender’s prior written consent, which consent may be withheld at Lender’s sole and absolute discretion, except as otherwise expressly permitted in the Loan Documents including provisions that allow Borrower to contest an involuntary lien.
(k)    Voluntary Debtor Relief. If Borrower or any Guarantor (i) commences any case, proceeding, or other action seeking an order for relief as a debtor, reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any state or federal law relating to bankruptcy, insolvency, reorganization, or relief of debtors; (ii) seeks, consents to, or not contest the appointment of a receiver or trustee for itself or for all or any part of its property; (iii) makes a general assignment for the benefit of its creditors; or (iv) admits in writing its inability to pay its debts as they mature.
(l)    Involuntary Debtor Relief. If (i) a petition is filed against Borrower or any Guarantor seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or other competent jurisdiction or (ii) a court of competent jurisdiction enters an order, judgment, or decree appointing, without the consent of Borrower or any Guarantor, a receiver or trustee for it or for all or any part of its property, and such petition, order, judgment, or decree shall not be and remain discharged or stayed within a period of ninety (90) days after its entry.
(m)    Dissolution or Death. Borrower, any Guarantor, or any general partner of Borrower or any Guarantor does any of the following without obtaining Lender’s prior written consent (i) changes the state of its organization or domicile, (ii) changes or converts from one type of legal entity to another, (iii) merges or consolidates with any other legal entity, or (iv) dissolves, terminates or liquidates. If any Borrower is a natural person, the death of such Borrower.
(n)    Disposition of Collateral or Beneficial Interest in Borrower. Borrower or any owner of all or part of the Collateral makes a Disposition (as defined below), without the prior written consent of Lender. “Disposition” means any sale, lease (except as permitted under this Agreement), exchange, assignment, conveyance, transfer, trade, or other disposition of all or any portion of the Collateral (or any interest therein) or all or any part of the beneficial ownership interest in Borrower (if Borrower is a corporation, limited liability company, partnership, joint venture, trust, or other type of business association or legal entity). The foregoing notwithstanding, the trading or sale of the publicly traded stock of Stratus Properties Inc. will not be a Disposition hereunder.
7.2    Notice and Opportunity to Cure. For purposes of this Agreement, the term “Monetary Default” means a failure by Borrower or any other person or entity to perform any obligation contained in any of the Loan Documents for the payment of money. For purposes of this Agreement, the term “Non-Monetary Default” means a failure by Borrower or any other person or entity to perform any obligation contained in any of the Loan Documents other than the obligation to make payments of money. Notwithstanding anything contained in any of the Loan Documents to the contrary, Lender shall not accelerate the payment of the Note because of a Monetary Default by Borrower unless Borrower fails to cure the Monetary Default within 10 days after the date on which Lender gives written notice of the default to Borrower. Notwithstanding anything contained in any of the Loan Documents to the contrary, Lender shall not accelerate the payment of the Note because of a Non-Monetary Default by Borrower unless Borrower fails to cure the Non-Monetary Default within 30 days after the date on which Lender gives written notice of the default to Borrower. No notice of default and no opportunity to cure shall be required if during any twelve month period Lender has already sent a notice to Borrower concerning default in the performance of the same obligation. Nothing contained in this Agreement shall be construed to obligate Lender to forebear in any other manner from exercising its remedies and Lender may pursue any other rights or remedies which Lender may have because of the default.
ARTICLE 8
Remedies
8.1    Remedies Upon Default. Subject to any notice and cure provisions set forth in the Loan Documents, during the continuance of an Event of Default Lender may, at Lender’s option, do any one or more of the following:
(a)    Perform for Borrower. Perform or attempt to perform any covenant contained in the Loan Documents that Borrower has failed to keep or perform and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be and become a part of the Indebtedness and Borrower shall, upon demand, pay Lender all sums so paid by Lender together with interest from the date paid or incurred by Lender at the Maximum Rate described in the Note.
(b)    Acceleration. LENDER MAY, WITHOUT NOTICE, DEMAND, PRESENTMENT, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION, OR ANY OTHER NOTICE OR ANY OTHER ACTION, ALL OF WHICH ARE HEREBY WAIVED BY BORROWER, EACH GUARANTOR, AND ALL OTHER PARTIES OBLIGATED IN ANY MANNER WHATSOEVER ON THE INDEBTEDNESS, DECLARE THE ENTIRE UNPAID BALANCE OF THE INDEBTEDNESS IMMEDIATELY DUE AND PAYABLE, AND UPON SUCH DECLARATION, THE ENTIRE UNPAID BALANCE OF THE INDEBTEDNESS SHALL BE IMMEDIATELY DUE AND PAYABLE. The failure to exercise any remedy available to Lender shall not be deemed to be a waiver of any rights or remedies of Lender under the Loan Documents, at law, or in equity.
(c)    Termination. Terminate any commitment of Lender to lend under this Agreement in its entirety or as to any portion thereof, to the extent Lender shall deem appropriate.
(d)    Setoff. Setoff any amounts due and owing to Lender by Borrower or any Guarantor, whether principal, interest, or fees, including any amounts accelerated pursuant to the terms hereof against any of Borrower’s funds in Lender’s possession or subject to Lender’s control.

(e)    Exercise of Rights. Exercise any and all rights afforded by the Loan Documents or by any applicable laws, whether at law, in equity, or otherwise, as Lender shall deem appropriate, including, but not limited to, all rights of a secured party under the Texas Uniform Commercial Code, the rights to bring suit or other proceeding before any court or any governmental department, agency, or instrumentality of any sort whatsoever, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right granted to Lender in the Loan Documents. All rights available to Lender under the Loan Documents shall be cumulative of, and in addition to, all other rights granted to Lender, at law or in equity, whether or not Lender shall have instituted any suit for collection or other action in connection with the Loan Documents.
(f)    Collect Collateral. Take over the exclusive right to collect any Collateral at the sole expense of Borrower and Guarantors. For any acts done, or not done, incident to such collection or liquidation, Lender shall not be liable in any manner. Lender shall have the right to settle, compromise, or adjust Collateral and the claims or rights of Borrower. Lender may employ agents and attorneys to collect or liquidate any Collateral and Lender shall not be liable for such Collateral or defaults of any such agents and attorneys.
(g)    Act on Borrower’s Behalf. Open any mail addressed to Borrower in connection with any Collateral and as attorney-in-fact for Borrower, sign Borrower’s name to any receipts, checks, notes, agreements, or other instruments or letters in order to collect or liquidate the Collateral.
(h)    Possession of Records. Enter the office of Borrower and take possession of any records that pertain to the Collateral.
8.2    Waiver. BORROWER AND ANY GUARANTOR WAIVE DEMAND FOR PAYMENT, ANY AND ALL PRESENTMENTS FOR PAYMENT, NOTICES OF INTENTION TO ACCELERATE MATURITY, NOTICES OF ACCELERATION OF MATURITY, PROTESTS, AND NOTICES OF PROTESTS REGARDING THE LOAN. Notwithstanding anything contained in this subparagraph to the contrary, Lender may not terminate this Agreement without giving Borrower written notice of termination.
8.3    Lender Not in Control. None of the covenants or other provisions contained in this Agreement shall give Lender the right or power to exercise control over the affairs and/or management of the Borrower or any Guarantor.
ARTICLE 9
Miscellaneous
9.1    Usury Savings Clause. It is the intention of Lender, Borrower, and Guarantors to conform strictly with applicable usury laws now in force. No provision of this Agreement or any other document executed in connection with, as evidence of, or as security for the Indebtedness shall require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If at any time the interest received or contracted for exceeds the maximum lawful rate, the Lender shall refund the amount of the excess or shall credit the amount of the excess against amounts owing under the loan and such excess shall not be considered the payment of interest. Determination of the rate of interest shall be made by amortizing, prorating, allocating, and spreading in equal parts during the full contracted period of the life of the loan all interest at any time contracted for, charged, or received from Borrower and Guarantors in connection with the loan. Borrower agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower shall provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have 60 days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note and/or any other indebtedness then owing by Borrower to Lender.
9.2    No Third Party Beneficiary. This Agreement is for the sole benefit of Borrower, Guarantors, and Lender and is not for the benefit of any third party.

9.3    Number and Gender. Whenever used and where the context requires, the singular member shall include the plural, and the plural shall include the singular, and the use of any gender shall be applicable to all genders.
9.4    Notices. All notices or other communications required or permitted to be given pursuant to this Agreement must be in writing and will be deemed properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, or (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed is effective upon its deposit with the United States Postal Service or any successor to it; notice sent by a commercial delivery service is effective upon delivery to such commercial delivery service; notice given by personal delivery is effective only if and when received by the addressee; and, except as otherwise provided in this Agreement, notice given by other means is effective only if and when received at the designated address of the intended addressee. For purposes of such notices, the addresses of the parties are as follows:
Lender:        BROADWAY NATIONAL BANK
1177 N.E. Loop 410
San Antonio, Texas 78209
With Copy To:
ROBINS & GARDNER, PLLC
Attn: Eric Gardner
1635 NE Loop 410, Suite 502
San Antonio, Texas 78209
Borrower:    LANTANA PLACE, L.L.C.
Attn: Erin D. Pickens
212 Lavaca Street, Suite 300
Austin, Texas 78701
With Copy To:
ARMBRUST & BROWN PLLC
Attn: Kenneth Jones
100 Congress Avenue, Suite 1300
Austin, Texas 78701
Notices to Borrower may also be sent by electronic mail to epickens@stratusproperties.com with required copy to kjones@abaustin.com. Borrower agrees to maintain such email address during the term of this Agreement. Notices sent by electronic mail to Borrower are effective on the date of successful transmission, provided if such date is not a business day, or if the notice is sent after 5:00 p.m. (San Antonio, Texas time) on a business day, the notice is effective as of the next business day. For purposes of this paragraph, a “business day” is any day other than a Saturday, Sunday, or any other day on which commercial banks in San Antonio, Texas are authorized or required by law to close.
9.5    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas and the laws of the United States of America applicable to transactions in the State of Texas. Borrower and Lender agree that the sole and exclusive place of jurisdiction for resolution of any dispute arising out of or relating to this Agreement shall be Bexar County, Texas.
9.6    Invalid Provisions. If any provision in this Agreement or the other Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable, the document affected shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of it, and the remaining provisions shall remain in full force and effect and shall not be affected by the severance. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.
9.7    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender, and their respective successors and assigns; provided, however, Borrower may not transfer or assign any of its rights or obligations under this Agreement without the express written consent of Lender.
9.8    Amendment. Except as provided by its terms, this Agreement may not be amended or modified except by written instrument signed by Lender and Borrower.
9.9    Expenses. Whether or not any advance is made pursuant to this Agreement, Borrower agrees to pay the reasonable expenses of Lender in connection with the preparation of this Agreement or the other Loan Documents, the administration and servicing of the Loan and all costs involved in enforcement and collection pursuant to the terms of the Loan Documents, which expenses shall be due and payable on demand, including without limitation all legal fees, appraisal fees, survey fees, accounting fees, all filing and recording fees, costs of credit reports, costs of inspections, and cost of environmental studies.
9.10    Entire Agreement. This Agreement and the other Loan Documents constitute the entire understanding and agreement between the Borrower and Lender with respect to the transactions contemplated by it and supersede all prior written or oral understandings and agreements between the Borrower and Lender with respect to it. The Borrower acknowledges that, except as incorporated in writing in this Agreement and in the other Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements, or promises, whether oral or written.
9.11    Captions and Article Headings. Captions and Article headings are used for convenience only and shall not be used in construing this Agreement.
9.12    Survival of Agreements. All covenants, agreements, representations, and warranties made in this Agreement shall survive the termination of this Agreement as to all Collateral pledged prior to the termination. All statements contained in any certificate or other instrument delivered by Borrower under this Agreement shall be deemed to constitute representations and warranties made by the Borrower.
9.13    TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE. (A) BORROWER IS REQUIRED TO: (i) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT LENDER SPECIFIES; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER’S EXPENSE.

9.14    Waiver by Lender.
(a)    No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power, or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law. No waiver of any provision of any Loan Document by Lender shall in any event be effective unless the same shall comply with paragraph (b) of this Section, and then such waiver will be effective only in the specific instance and for the purpose for which given.
(b)    To be effective, a waiver by Lender of any right, remedy, power, privilege, or condition arising from this Agreement or any other Loan Document must be in writing, identified as a waiver of a term or provision of this Agreement or other Loan Document, and executed by Lender.
9.15    Counterparts. To facilitate execution, this Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (e.g., "pdf", "tif" or any other electronic means that reproduces an image of the actual executed signature page) shall be effective as delivery of a manually executed counterpart of this Agreement.
9.16    Jury Waiver. LENDER, BORROWER, AND EACH GUARANTOR HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER, BORROWER, OR ANY GUARANTOR AGAINST THE OTHER RELATED TO THE LOAN.
[Signature page follows]

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Executed to be effective as of the date first set forth above.
BORROWER:
LANTANA PLACE, L.L.C.,
a Texas limited liability company
By:    STRS L.L.C.,
    a Delaware limited liability company,
    its sole manager
    By:    Stratus Properties Inc.,
        a Delaware corporation,
        its sole member

By:     /s/ Erin D. Pickens
        Erin D. Pickens, Senior Vice President
LENDER:
BROADWAY NATIONAL BANK
By:     /s/ Angela Portwood
Name:    Angela Portwood
Title:    Vice President
GUARANTORS:
STRATUS PROPERTIES INC.,
a Delaware corporation
By:     /s/ Erin D. Pickens
    Erin D. Pickens, Senior Vice President

    [Signature Page to Commercial Loan Agreement]